                                                          DRAFT

                                          March   , 1997

Apollo International of Delaware, Inc.
5200 South Washington Avenue
Titusville, Florida 32780

Gentlemen:

    You have requested our opinion in connection with the Registration Statement on Form SB-2 (the "Registration Statement") of Apollo International of Delaware, Inc. (the "Company") relating to the following securities of the Company (the "Securities") to be issued pursuant to the Company's initial public offering and pursuant to exercise of registered warrants as set forth therein:

    (a) 862,500 shares of Common Stock (including 112,500 shares which the Underwriters have the option to purchase to cover over-allotments) (the "Common Stock");

    (b) 862,500 redeemable Common Stock Purchase Warrants (including 112,500 warrants which the Underwriters have the option to purchase to cover over-allotments) (the "Warrants"); and

    (c) 862,500 shares of Common Stock issuable upon exercise of said Warrants (including 112,500 over-allotment option) pursuant to the Warrant Agreement between the Company and American Stock Transfer & Trust Company to be executed in connection with the Company's initial offering (the "Warrant Agreement").

    We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

    Based on the foregoing, we are of the opinion that the Common Stock and Warrants, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable. We are of the opinion that the Common Stock underlying the Warrants, when paid for and issued as contemplated by the Warrant Agreement, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.

                                          Sincerely,

                                          GREENBERG TRAURIG HOFFMAN
                                          LIPOFF ROSEN & QUENTEL, P.A.